UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2012

REACHLOCAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-34749	20-0498783
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

21700 Oxnard Street, Suite 1600, Woodland Hills, California	91367
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 274-0260

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2012, at ReachLocal, Inc.’s annual meeting of stockholders, its stockholders approved a one-time stock option exchange for eligible employees. If commenced, the option exchange will permit eligible employees of ReachLocal or its subsidiaries, including ReachLocal’s executive officers, to exchange certain outstanding stock options with exercise prices equal to or greater than (i) for employees other than executive officers, $10.91 per share, and (ii) for executive officers, $16.71 per share, for a lesser number of replacement stock options with exercise prices equal to (i) for employees other than executive officers, the fair market value of ReachLocal common stock on the replacement option grant date, and (ii) for executive officers, the greater of the fair market value of our common stock on the replacement option grant date or $13 per share.   The exchange ratios of shares subject to eligible options surrendered in exchange for replacement options will be determined in a manner intended to result in the grant of replacement options that have an aggregate fair value approximately equal to the aggregate fair value of the options they replace.

Each replacement option will have a new seven-year term measured from the replacement option grant date and will be unvested as of such date, regardless of whether the surrendered option was partially vested.  Replacement options will vest as to 12.5% of the underlying shares on the six-month anniversary of the replacement option grant date and in substantially equal monthly installments thereafter over the subsequent 42 months, subject to the option holder’s continued employment with ReachLocal through each vesting date.

For a more detailed description of the terms and conditions of the proposed option exchange, see ReachLocal’s Proxy Statement for its 2012 annual meeting of stockholders, which was filed on April 23, 2012.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 22, 2012, ReachLocal held its annual meeting of stockholders. At the annual meeting, 26,854,587 shares were represented in person or by proxy, constituting 94.63% of ReachLocal’s outstanding shares as of April 4, 2012, the record date for the meeting. Stockholders voted to:

•	reelect Jim Geiger and Habib Kairouz to the Board of Directors, each to serve as a director until the 2015 annual meeting of stockholders and until his successor has been duly elected and qualified;

•	approve a one-time stock option exchange for eligible employees; and

•	ratify the appointment of Grant Thornton LLP as ReachLocal’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

The final results of voting on each of the above items are as follows:
		For	Withheld/Against	Abstentions	Broker Non-Votes
1	Election of directors:
	Jim Geiger	22,571,579	538,838	N/A	3,744,170
	Habib Kairouz	23,069,172	41,245	N/A	3,744,170
2	Approval of a one-time stock option exchange for eligible employees	18,601,135	4,509,252	30	3,744,170
3	Ratification of the appointment of Grant Thornton LLP as ReachLocal’s independent registered public accounting firm for the fiscal year ending December 31, 2012	26,844,920	7,167	2,500	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2012	REACHLOCAL, INC.

	By:	/s/ Ross Landsbaum
Ross Landsbaum
Chief Financial Officer